UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 15, 2017
(Date of Report - Date of Earliest Event Reported)
FIRSTCASH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10960 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

(817) 335-1100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

On May 15, 2017, FirstCash, Inc. (the “Company”) issued a press release announcing it has commenced an offering through a private placement, subject to market and other conditions, of $300,000,000 in aggregate principal amount of senior notes due 2024 (the “Notes”). The Notes will be unsecured senior obligations of the Company and will have materially similar covenants to the current senior notes due 2021, except that the Company expects to have less restrictions on dividends and share repurchases provided certain financial ratios are maintained. The press release dated May 15, 2017 and attached hereto as Exhibit 99.1 includes the announcement of the offering of the Notes.

On May 15, 2017, the Company issued a press release announcing it has commenced a cash tender offer for any and all of the $200,000,000 aggregate outstanding principal amount of its 6.75% senior notes due 2021 (CUSIP Nos. 31942DAB3 and US31942DAB38) (the “2021 Notes”) and a related consent solicitation (together, the “Tender Offer and Consent Solicitation”) to effect certain amendments (the “Proposed Amendments”) to the indenture governing the 2021 Notes (the “Indenture”) that would eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Indenture, which Proposed Amendments would be contained in a supplemental indenture (the “Supplemental Indenture”) to the Indenture. Holders who tender their 2021 Notes will be deemed to consent to all of the Proposed Amendments, and holders may not deliver consents without tendering their 2021 Notes. The Tender Offer and Consent Solicitation is being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated May 15, 2017, and a related Consent and Letter of Transmittal (together, the “Offer Documents”), which more fully set forth the terms and conditions of the Tender Offer and Consent Solicitation. The press release dated May 15, 2017 and attached hereto as Exhibit 99.2 includes the announcement of the Tender Offer and Consent Solicitation.

Certain information concerning the Company’s business and financial results that the Company expects to use at certain investor meetings and presentations is attached as Exhibits 99.4 and 99.5 to this report.

The information provided in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 8.01 Other Events.

The Company has announced that effective May 15, 2017 its Board of Directors approved a new share repurchase program authorizing the Company to repurchase up to $100 million of its common stock. The Board of Directors made this determination after considering the Company's liquidity needs and capital resources as well as the estimated current value of the Company's assets. The press release dated May 15, 2017 and attached hereto as Exhibit 99.3 includes the announcement of the share repurchase program.

The new share repurchase program replaces the Company’s prior share repurchase program, which was terminated effective May 15, 2017. Under the new share repurchase plan, the Company may purchase common stock in open market transactions, block or privately negotiated transactions, and may from time to time purchase shares pursuant to a trading plan in accordance with Rule 10b5-1 and Rule 10b-18 under the Exchange Act or by any combination of such methods. The number of shares to be purchased and the timing of the purchases are based on a variety of factors, including, but not limited to, the level of cash balances, credit availability, debt covenant restrictions, general business conditions, regulatory requirements, the market price of the Company's stock and the availability of alternative investment opportunities. No time limit was set for completion of repurchases under the new authorization and the program may be suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release, dated May 15, 2017, announcing the offering of the Notes.
99.2	Press release, dated May 15, 2017, announcing the Tender Offer and Consent Solicitation.
99.3	Press release, dated May 15, 2017, announcing the Company’s new share repurchase program.
99.4	Summary financial and other data for the five years ended December 31, 2016, for the three months ended March 31, 2016 and 2017 and pro forma for the twelve months ended March 31, 2017.
99.5	Unaudited pro forma combined financial information for the year ended December 31, 2016 and the three months ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2017	FIRSTCASH, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press release, dated May 15, 2017, announcing the offering of the Notes.
99.2	Press release, dated May 15, 2017, announcing the Tender Offer and Consent Solicitation.
99.3	Press release, dated May 15, 2017, announcing the Company’s new share repurchase program.
99.4	Summary financial and other data for the five years ended December 31, 2016, for the three months ended March 31, 2016 and 2017 and pro forma for the twelve months ended March 31, 2017.
99.5	Unaudited pro forma combined financial information for the year ended December 31, 2016 and the three months ended March 31, 2016.

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